Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q2 2024 VOXX International Corp Earnings Call EVENT DATE/TIME: OCTOBER 11, 2023 / 2:00PM GMT

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CORPORATE PARTICIPANTS
Glenn Wiener GW Communications - President & Chief Executive Officer
Pat Lavelle VOXX International Corp - Chief Executive Officer
Michael Stoehr VOXX International Corp - Senior Vice President and Chief Financial Officer

CONFERENCE CALL PARTICIPANTS
Tom Forte D.A. Davidson - Analyst

PRESENTATION
Operator
Good day. And thank you for standing by. Welcome to VOXX's Fiscal 2024 Second Quarter Results Conference Call. (Operator Instructions)

Please be advised that today's conference is being recorded.

I would now like to hand the conference over to your speaker today, Glenn Wiener, President and Chief Executive Officer.

Please go ahead, sir.
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Glenn Wiener GW Communications - President & Chief Executive Officer
Thank you, [Norma]. Appreciate it. Good morning. And welcome to VOXX International's fiscal 2024 second quarter conference call.

My name is Glenn Wiener, President and CEO of GW Communications, the Investor Relations firm for VOXX.

Yesterday we filed our Form 10-Q and issued our press release, both documents of which can be found in the Investor Relations section of our website at www.voxxintl.com.

Speaking from management will be Pat Lavelle, Chief Executive Officer; and Michael Stoehr, Senior Vice President and Chief Financial Officer. Their remarks will be followed by questions and answers.

As for today I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements. And I would like to point you to the risk factors associated with our business which

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are detailed in our Form 10-K for the period ended February 28, 2023.

Thank you for your continued support. And it's my pleasure to now turn the call over to Pat.
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Pat Lavelle VOXX International Corp - Chief Executive Officer
Thanks, Glenn. And good morning, everyone.

Not much has changed since our first quarter remarks in July, as the global markets remain challenging, consumer spending is down, and the automakers are still having production issues. With that said, we saw some modest improvements in our business this quarter, which helped combat the overall softness in the economy. As we look out into the second half of the year, we expect to seek top-line growth compared to fiscal 2023 and to be profitable. The extent of our growth and profits, however, will be very much dependent on the state of the car markets, especially now with the UAW strike and, of course, the consumer.

We're doing what we can to combat anything that comes our way, and in 2Q, we took significant actions to do just that. We initiated a significant restructuring program, removing headcount and lowering our non-essential spend across the company. We exited several third-party agreements and restructured contracts to lower fees. We completed our OEM manufacturing transition to Mexico for most of our OEM product lines, which will reduce costs and help improve margins. And we can continue to work with our supply chain to redo pricing with more favorable terms, while moving out of our inventory positions to protect our balance sheet. We're essentially taking out everything we can based on lower sales volumes without impacting our ability to serve our customer and innovate.

As for the 2Q quarter results, sales were down approximately 10% year-over-year and up 1.5% sequentially. Gross profit improved by 190 basis points, driven by gains in our Consumer segment. Operating expenses improved by over 5% and roughly 10% when you take out restructuring expenses. While we lost money in the quarter, our operating loss improved by $1.5 million. And we reported flat adjusted EBITDA, which was $3.3 million better than 2Q of last year.

Within our Consumer segment, consumer sales were down $10 million year-over-year with Premium Audio down roughly $16 million and other CE product sales up $6 million.

Our Premium Audio business has been hit hard over the past 18 months after a great run during early stages of the pandemic and the year that followed. Over the past few years, however, we faced global supply chain issues, a deteriorating global economy and a very challenging retail environment, with high inventory positions and rising interest rates changing the way retailers operate. I'm not saying that we're out of the woods yet, but we now expect the trend to reverse and to post growth again as we've retooled some of our products and have several new launches in the second half of the year, with

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customer programs to support them. Premium Audio sales were up $5.6 million sequentially, and we're expecting to see continued sequential growth in the third quarter as it's the beginning of the holiday season and for our third quarter to come in higher than last year.

The speaker category overall is down and many of our competitors are in the same position. In the most recent NPD report, the speaker market is down roughly 16% year-to-date and Klipsch continues to maintain its number one market share. Further, some of our business was down compared to the same quarter last year due to heavy promotions last year and a big program at Costco that launched in 2Q of last year. Now that's the past. And what's driving our optimism for growth over the next few quarters are our new products.

We have retooled our soundbar offering and have a slate of new soundbars coming to market during the second half of the year. The Klipsch [Plexus] will be launching before the year is out, and it's the first ever product developed in tandem by Klipsch and Onkyo.

Our new party speakers are doing very well, and new launches are planned in the second half of the year. This is the hottest category in CE, as I mentioned on our last call.

We will soon be launching our new Klipsch Music City portable Bluetooth speakers, that can broadcast to other Bluetooth speakers and stereo and other speakers around the house or outdoors. Hookup is very simple, as you simply stream content through your devices.

Our new subwoofers, recently introduced this year, are doing very well, and have received excellent reviews, which should help continue to drive growth in this category.

And as we announced previously, the Klipsch Reference Premiere speakers will be on the Dodge Ram EV trucks with an impressive 26 speaker sound system. This is the first entrance of the Klipsch brand into automotive, and we believe this is a new area of growth as other automotive manufacturers recognize the value of the Klipsch brand.

Other CE product sales, as I mentioned, were up $6 million and the growth was driven by our new solar balcony power product launched by Schwaiger in Germany and, to a lesser extent, our new RCA hearing aids, which we introduced this past May.

Our accessory business overall continues to be -- especially our core products -- continue to be impacted by the economy but more so by consumer spending. For example, TV sales are in a slump. And now while we don't sell TVs, but we do sell a lot of products that are attachment sales, such as remotes, antennas, cables and wall mounts. Virtually, all of these categories are down. But during the second quarter, we saw growth in reception, remote and wall mount products despite the industry being down. We are

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maintaining our market share, if not growing it.

As for our Automotive segment, Automotive segment sales were down $1.8 million or a little less than 5%. Our OEM business grew by $1 million as some of the material shortages began to loosen and we fulfilled several back orders, particularly at Code for remote start and security applications. VSM sales were up close to 5% and our rear-seat entertainment programs were down for the quarter. OEM was up, but the obstacles we and the industry face continue to hinder our growth.

Our aftermarket business was down for the quarter by $2.8 million, and we expected declines given the high inventory positions our customers have carried and the overall retail environment. But the good news is that the inventory bottleneck is beginning to loosen. The automotive aftermarket overall continues to be challenged with some puts and takes. On one hand, we see an increase in car sales. However, the largest part of the increase is at fleets instead of retail car sales. And additionally, where car dealers would normally offer aftermarket products to increase profitability, the tightness in inventory and strong demand has allowed them to just add market adjustment increases to the sticker price. We now expect with the potential of an extended UAW strike that inventory tightness will continue, but with that said the other OEM contracts that are in place, even at lower-than-projected volumes, should help drive top-line.

However, it's the bottom-line that we're focused on most. We instituted price increases, reworked our supply chain network, developed new technologies using different chips given availability, and transitioned most of our production lines from Florida to Mexico. We're beginning to see the positive impact of all these moves and should see further improvements in the coming years with production overhead coming down more significantly next year. And looking ahead, we have new programs with Ford for the Lincoln Navigator and Ford Expedition, our new lighting program with Nissan starts next year, and our program to support the new postal trucks also starts next year.

As for our Biometrics segment, sales came in at approximately $200,000, lower than the prior year and our budget. This was primarily due to lower licenses and again to some projects being pushed out. Everything that we have talked about on prior calls remains in place. We're continuing to work with car dealers, infrastructures, governments, financial service companies, and on healthcare programs. With respect to the latter, we recently submitted our final prototype to our partner, which is now in the final step of validation. Production should begin by the middle of next year, and we expect other opportunities to arise with this customer and others once it's in the field and we are focused on growing our embedded solution portfolio.

To sum it up, the second quarter was expected, and we're not pleased with our results for the first half of the year. We've taken more aggressive actions to combat the economy and other issues we're facing. And the past actions coupled with the recent restructuring will help improve margins and lower our

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costs. We expect growth in the second half of the year based on the contracts we have, the new programs we've secured, and both the new products we've launched and will be launching.

Of course, we're mindful of any further deterioration in the economy, and we expect markets to remain hard pressed for the next year or so. If things worsen, we'll take more action, but we believe we have made the necessary adjustments in our business to drive profitability in the second half and to start fiscal 2025 in a more competitive position.

One last item to discuss before I turn the call over to Mike. As you may have seen in our earnings release and the Form 4 that was filed yesterday, we have a new strategic investor in VOXX. Gentex Corporation, a company that we currently do business with, entered into a stock purchase agreement with Avalon Park LLC and Avalon Park Group Holding AG, both of which are controlled by Beat Kahli, our President and one of VOXX's largest shareholders. Collectively, Avalon has agreed to sell 50% of its holdings to Gentex or approximately 3.1 million shares in two separate transactions.

The first transaction of 1.57 million shares was completed on Friday at $10 per share, representing a 32.5% premium to our stock price as of October 5, the day prior to the transaction. The second transaction of the same amount will be in January 2024, and the stock price will be based on the formula as noted in our release. When complete, Gentex will own approximately 15.1% of our Class A common stock and will become one of our three largest shareholders.

When Beat came on as President, one of his primary focus areas was strategic partnerships. This was probably his number one priority as we were looking to align with industry leaders to help drive growth and value in our business. With Gentex, we have found a great partner as we are collaborating with them in both our Biometric and Automotive segments on current projects, while concurrently looking to drive innovation in our offerings to grow our joint businesses and market share. Steve Downing, who serves as CEO and President of Gentex, also sits on our Board, and this alliance is one that we believe holds great promise for our company and our shareholders.

And with that, I'll now turn the call over to Mike to review financials and then we'll open it for questions. Michael?
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Michael Stoehr VOXX International Corp - Senior Vice President and Chief Financial Officer
Thanks, Pat, and good morning, everyone.

We reported total second quarter net sales of $113.6 million, a decline of approximately $12.1 million. Within this, Automotive segment sales were down $1.8 million, Consumer segment sales were down $10 million, and Biometric segment sales declined by approximately $100,000. While sales were down year-over-year, they were up sequentially by $1.7 million, and we're expecting improvements in the second

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half of the year.

Within Automotive, OEM product sales increased by $1 million and aftermarket product sales declined by $2.8 million. And within the Consumer, Premium Audio product sales declined by $16 million, while other CE product sales increased by $6 million.

We reported gross margins of 25.2%, an improvement of 190 basis points compared to second quarter last year and an improvement of 60 basis points sequentially. Automotive margins were essentially flat, and increase was driven by the improvement in our Consumer segment, which we anticipate will continue. If Automotive volumes materialize as our customers expect, we should see improvements in our Automotive segment as well with the relocation of manufacturing to Mexico now complete and other changes we've made to our infrastructure and supply chain.

Our operating expenses improved by $2.1 million year-over-year as we continue to lower our costs. Selling expenses declined by $1.8 million or 15.5%. G&A expenses declined by $1.6 million or 8.5%. And engineering and technical support expenses declined by $400,000. As Pat noted, during the second quarter, we initiated a large restructuring program to lower our costs further in light of the current environment and incurred restructuring expenses of $2 million in fiscal 2024 second quarter compared to $200,000 in the comparable fiscal 2023 period. Excluding restructuring expenses, total operating expenses for the comparable second quarter periods declined by $3.9 million or close to 10%.

We reported an operating loss of $8.5 million compared to $10 million in the second quarter of last year and a net loss attributable to VOXX of $11.1 million compared to [$10.2 million] (corrected by company after the call).

EBITDA in the second quarter was a loss of $5.4 million and adjusted EBITDA was essentially flat. This compares to an EBITDA loss of $6.8 million and adjusted EBITDA loss of $3.3 million in the second quarter of fiscal '23. I'll note, EBITDA and adjusted EBITDA improved on a sequential basis by $2.2 million and $4.9 million, respectively.

Through the first six months of fiscal 2024 compared to fiscal 2023, net sales were down 11.3%, with Automotive segment sales down 3.9% and Consumer segment sales down 14.5%. Again, as Pat noted, we anticipate year-over-year growth in the second half of the year.

Gross margins of 24.9% improved by 30 basis points, and we expect further improvements in the second half of the year as well for the reasons Pat covered.

Operating expenses improved by 3.8%, or 6% when excluding restructuring expenses and acquisition

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costs.

On an operating basis, we lost $19.9 million compared to a loss of $16.7 million and net loss attributable to VOXX in fiscal 2024 six-month period was $21.8 million as compared to a net loss of $16.7 million.

Lastly, we reported an EBITDA loss of $13 million and an adjusted EBITDA loss of $5 million.

Moving on to the balance sheet. As of August 31, we had cash and cash equivalents of $5.9 million, which compares to $5.2 million as of May 31 and $6.1 million as of our fiscal 2023 year-end of February 28. Our cash receivable declined by approximately $21 million, and our inventory position declined by approximately $1 million compared to fiscal 2023 fourth quarter. Our inventory position declined by approximately $10 million sequentially. And as we move through the inventory during the holiday season, we expect our inventory balances decline further.

Our total debt stood at $42.8 million as compared to $39.2 million as of February 28. The increase in total debt was driven by a $4.1 million increase in our borrowings associated with our domestic credit facility, offset by a $250,000 decline in our Florida mortgage and a $200,000 decline in the amount owed on the shareholder loan payable to Sharp as part of our joint venture. Total long-term debt, net of debt issuance costs was $41.2 million as of August 31 as compared to $37.5 million as of February 28.

Excuse me, as I said, our operating expenses improved by $2.1 million year-over-year.

So this ends my remarks.

And Operator, we're now ready to open the call for questions.
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QUESTIONS AND ANSWERS
Operator
Thank you. (Operator Instructions) Our first question comes from the line of Tom Forte with D.A. Davidson. Your line is now open.
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Tom Forte D.A. Davidson - Analyst
Great. Thanks. I had a couple questions. I'll go one at a time.

So first, congrats on the Gentex investment. Pat, can you talk at a high level about your opportunity to monetize EyeLock on a near-term and a longer-term basis?
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Pat Lavelle VOXX International Corp - Chief Executive Officer

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Well, when we look at Eyelock, as I said, the final prototype went over to our customer. We expect that everything will go well with that prototype. And production for their particular machine is scheduled for the middle of next year, which we believe we will be on it. It is a long-term program. I can't get into much detail on it at this point, but it is a long-term program which will have material positive impact on EyeLock.
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Tom Forte D.A. Davidson - Analyst
And then second question, can we talk about sell-in and sell-through? So are you seeing any change in behavior for large consumer electronics retailers when we think about their willingness to add inventory? And then, in the sell-through part, do you think consumers are responding favorably to increased promotional activity within the consumer electronics category, or do you feel like that's not very effective in today's current environment?
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Pat Lavelle VOXX International Corp - Chief Executive Officer
Well, I think that when we look at sell-in, we look at the retailers being quite conservative with what they're taking in. We have not seen issues with their sell-through. So they apparently are taking the proper amount of product coming in. There will be promotions throughout the holiday season. It's generally our biggest quarter.

But obviously, there's been a change in consumer behavior with credit cards being at all-time high, interest rates on credit cards being very, very high, and we know that we see shrinking savings accounts on consumers. So some of the pent-up money that was sitting around since COVID is being spent.

And when we see the problems, geopolitical, we see gas rising, putting more pressure on the consumer. But like I said, I think the retailers are bringing in what they perceive that they are going to be successful in moving out, and we think they will.
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Tom Forte D.A. Davidson - Analyst
And then is it too conservative to think about the consumer electronics category and think about historical refresh rates? So I think there's a school of thought that in the consumer electronics category and the home category, there was a massive pull forward on COVID. So is it too conservative to just think of historical refresh rates for Premium Audio and things of that nature and that's when things could rebound?
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Pat Lavelle VOXX International Corp - Chief Executive Officer
Yes. I mean, what I had indicated on the call that I said that we think the markets would be hard pressed well into next year. When you're looking at the home theater and some of the things for the home that we sell, the refresh rates, it's not like a car where you move it out every two or three years.

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So the buy-forward or pull-forward that we had seen during the pandemic when everybody was locked in, I think we've got another year or 18 months before we start to see a more normal pattern in consumer purchasing of consumer electronics for the home. There might be certain categories that will do well. Like I mentioned, our party speakers, it's a fairly new category. So that's something that we believe will do well. But the typical product, we see that it'll take some time to get back to normal.
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Tom Forte D.A. Davidson - Analyst
Great. Lastly, as it pertains to the auto worker strike, I would think that you may be buffered/protected to the extent that I think historically you're in some of the most popular products within Stellantis, and it was my impression that they had built inventory perhaps in anticipation of the strikes. So how should we think about -- how can we monitor the strikes and the potential impact on VOXX?
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Pat Lavelle VOXX International Corp - Chief Executive Officer
Well, when we look at that, some of the plants that we receive product from have not closed or have not been shut down at this particular point, but we did see a slowdown in ordering. If the UAW strike continues longer, we will see a lagging effect on inventories on the dealer's lots, which will impact our aftermarket automotive sales.

And certainly closure of any plants that we pull merchandise or vehicles from will have an immediate effect on the automotive business. However, we have gains with our heavy-duty truck manufacturers, fleets, and other OEMs outside of the big three automakers that are part of the UAW strike. So it's a little bit of a mixed bag. We are seeing increases in the other sectors of our OEM automotive business, but it could be offset by some slowness due to closures.
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Tom Forte D.A. Davidson - Analyst
Thanks for taking my questions, Pat. Appreciate it.
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Pat Lavelle VOXX International Corp - Chief Executive Officer
Very good, Tom. Thank you.
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Operator
Thank you. (Operator Instructions) I'm currently showing no further questions.

I'd like to hand the conference back over to Mr. Pat Lavelle for closing remarks.
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Pat Lavelle VOXX International Corp - Chief Executive Officer
Okay. Thank you. As we look into the third quarter, as I said to Tom, it's been our -- historically, our third quarter. We have a number of different programs that we do have scheduled for the quarter. So we're looking at growing our business sequentially and, hopefully, the cuts that we put in place are significant

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enough for us to turn profitable for the balance of the year.

I want to thank you for taking the time and coming on the call this morning. And I wish you all a good day.
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Operator
This concludes today's conference call. Thank you for your participation. You may now disconnect. Everyone have a wonderful day.
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Pat Lavelle VOXX International Corp - Chief Executive Officer
Thank you.
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